UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2023

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTYQ*	*

* The registrant’s Common Stock began trading on the OTC Pink Open Market on February 14, 2023 under the symbol “PRTYQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported on August 18, 2023, Anagram Holdings, LLC and Anagram International, Inc. (together, the “Anagram Issuers”), which are direct and indirect subsidiaries of Party City Holdco Inc. (“PCHI”), elected to not pay the August 2023 interest payment on the Anagram Issuers’ 15.00% PIK/Cash Senior Secured First Lien Notes due 2025 (the “First Lien Notes”), and entered into a forbearance agreement (the “Indenture Forbearance”) with a majority of the holders of the Anagram Issuers’ First Lien Notes and a majority of the holders of the Anagram Issuers’ 10.00% PIK/Cash Senior Secured Second Lien Notes due 2026 (such notes, the “Second Lien Notes”). On September 15, 2023, the Indenture Forbearance terminated by its terms and the 30-day grace period under the Anagram Issuers’ First Lien Notes with respect to the August 2023 missed interest payment expired. As a result, an event of default occurred under the Anagram Issuers’ First Lien Notes on September 15, 2023.

The occurrence of this event of default under the Anagram Issuers’ First Lien Notes also caused events of defaults to occur as “cross-defaults” under the Anagram Issuers’ Second Lien Notes and under the Anagram Issuers’ Credit Agreement dated as of May 7, 2021 (the “ABL Facility”) among the Anagram Issuers, the lenders from time to time party thereto and Wells Fargo, National Association, as agent.

The Anagram Issuers are currently in active dialogue with holders under the First Lien Notes, the Second Lien Notes and the ABL Facility lenders to address the events of default. The Anagram Issuers are currently in discussions with holders of a majority of their First Lien Notes and Second Lien Notes regarding deleveraging and financing transactions.

PCHI is not a party to, or liable under, the Anagram Issuers’ debt agreements, and the events of default thereunder do not impact PCHI’s debt agreements or access to liquidity.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this Form 8-K can be identified by the use of forward-looking terms such as “believes,” “expects,” “projects,” “forecasts,” “may,” “will,” “estimates,” “should,” “would,” “anticipates,” “plans” or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for PCHI’s ongoing obligations under the U.S. federal securities laws, PCHI does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this Form 8-K. You should not rely on forward-looking statements as predictions of future events. PCHI’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases filed by PCHI and certain of its subsidiaries in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) (the “Chapter 11 Cases”), including but not limited to, PCHI’s ability to become a privately held company, as well as other risk factors set forth in PCHI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. PCHI therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to PCHI or persons acting on PCHI’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: September 21, 2023	By:	/s/ Ian Heller
Ian Heller
Senior Vice-President & General Counsel